Exhibit 3.72

SECOND AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT

OF

KILGORE PARTNERS, L.P.

A Utah Limited Partnership

This Second Amendment to Limited Partnership Agreement of KILGORE PARTNERS, L.P. (“Second Amendment”), is made effective as of January 3, 2016 is executed and agreed to by (i) Summit Materials, LLC, a Delaware limited liability company, as a “General Partner” and “Limited Partner”; (ii) B & B Resources, Inc. a Utah corporation, as a “Limited Partner”; (iii) Lewis & Lewis, Inc., a Wyoming corporation, as a “Limited Partner”; (iv) LeGrand Johnson Construction Co, a Utah corporation, as a “Limited Partner” and (v) Elam Construction, Inc., a Colorado corporation, as a “Limited Partner.”

RECITALS:

WHEREAS, effective as of the 1st day of June, 2015, the Members of the Company entered into an Amended and Restated Limited Partnership Agreement which was subsequently amended with the First Amendment to Limited Partnership Agreement of Kilgore Partners, L.P. on August 21, 2015 (together, the “Partnership Agreement”);

WHEREAS, the Members of the Company desire to enter into this Second Amendment in order to reflect the addition of Elam Construction, Inc.. as a limited partner, and its capital contribution to the Partnership.

NOW, THEREFORE, in consideration of mutual covenants, conditions and agreements herein contained, the Parties hereby agree as follows:

1.                                      Section 2.6.2 is deleted in its entirety and replaced with the following:

2.6.2.                  Limited Partner. The names and addresses of the Limited Partners are:

Name	Address
Summit Materials, LLC	1550 Wynkoop, 3rd Floor
Denver, CO 80202
B & B Resources, Inc.	1550 Wynkoop, 3rd Floor
Denver, CO 80202
Lewis & Lewis, Inc.	1550 Wynkoop, 3rd Floor
Denver, CO 80202
LeGrand Johnson Construction Co	1550 Wynkoop, 3rd Floor
Denver, CO 80202
Elam Construction, Inc.	1550 Wynkoop, 3rd Floor
Denver, CO 80202

2.                                      Schedule A to the Partnership Agreement is replaced with the following:

SCHEDULE A

(Attached to and forming part of Limited Partnership Agreement)

INITIAL CAPITAL CONTRIBUTIONS

		Agreed Value of Initial
Partner	Initial Capital Contribution	Capital Contribution

Summit Materials, LLC	Management services; All of the net	$164,872,000.00
	assets of its wholly-owned
	subsidiary, Kilgore Companies,
	LLC, as described in the
	Assignment and Assumption
	Agreement and Bill of Sale at
	Exhibit A
B & B Resources, Inc.	All of the net assets of B&B	$5,000,000.00
	Resources, Inc. as described in the
	Assignment and Assumption
	Agreement and Bill of Sale at
	Exhibit B
Lewis & Lewis, Inc.	All of the net assets of Lewis &	$15,860,000.00
	Lewis, Inc. as described in the
	Assignment and Assumption
	Agreement and Bill of Sale at
	Exhibit C
LeGrand Johnson	All of the net assets of LeGrand	39,855,000.00
Construction Co	Johnson Construction Co. as
	described in the Assignment and
	Assumption Agreement and Bill of
	Sale at Exhibit D
Elam Construction, Inc.	All of the net assets of Elam	$42,121,000.00
	Construction, Inc. as described in
	the Assignment and Assumption
	Agreement and Bill of Sale at
	Exhibit E

	Total	$267,708,000.00

3.                                      Ratification. Except as expressly amended hereby, the Partnership Agreement is hereby confirmed and ratified in all respects.

[Signatures follow on the next page]

IN WITNESS WHEREOF, the Parties have executed this Second Amendment to be effective as of the date first written above.

General Partner:

Summit Materials, LLC

/s/ Anne Lee Benedict
Anne Lee Benedict, Secretary

Limited Partners:

Summit Materials, LLC

/s/ Jason Kilgore
Jason Kilgore, President

B & B Resources, Inc.

/s/ Jason Kilgore
Jason Kilgore, President

Lewis & Lewis, Inc.

/s/ Jason Kilgore
Jason Kilgore, President

LeGrand Johnson Construction Co

/s/ Jason Kilgore
Jason Kilgore, President

Elam Construction, Inc.

/s/ Jason Kilgore
Jason Kilgore, President